Exhibit 99.1

BlueRiver Acquisition Corp. to Complete Transfer of Listing

To NYSE American

New York, NY, March 21, 2023 -- BlueRiver Acquisition Corp. (NYSE: BLUA) (“BlueRiver”), announced today that it was authorized to transfer its listing from the New York Stock Exchange (the “NYSE”) to the NYSE American LLC (the “NYSE American”). BlueRiver received written confirmation that it received the final approval for listing from the staff of NYSE American on March 21, 2023.

In connection with the transfer, BlueRiver will voluntarily delist from the New York Stock Exchange, and expects to begin trading on the NYSE American on or about March 24, 2023. BlueRiver’s decision to transfer to the NYSE American was made to permit the continued listing of its securities following recent redemptions of BlueRiver’s Class A ordinary shares in connection with the vote to extend the deadline by which BlueRiver must complete its initial business combination. Following the transfer to the NYSE American, BlueRiver intends to continue to file the same types of periodic reports and other information it currently files with the U.S. Securities and Exchange Commission..

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside BlueRiver’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Contacts

John Gregg

admin@blueriverspac.com